UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2009

Morgans Hotel Group Co.
 (Exact name of registrant as specified in its charter)

Delaware	001-33738	16-1736884
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 Tenth Avenue New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 277-4100

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment of the CMBS Facility

On December 24, 2009, certain wholly owned subsidiaries of Hard Rock Hotel Holdings, LLC (“Holdings”), a joint venture between Morgans Hotel Group Co. (the “Company”) and Morgans Group LLC, the operating company through which the Company conducts its business, on the one hand, and DLJ MB IV HRH, LLC (“DLJ”) and certain of its affiliates, on the other, and the respective lenders under Holdings’ commercial mortgage-backed securities facility (the “CMBS Facility”) amended and restated the mortgage loan, the senior mezzanine loan, the junior mezzanine loan and the subordinated junior mezzanine loan under the CMBS Facility, among other things, to:

•	waive the specified debt-yield percentage requirement to exercise the existing one-year option to extend the maturity date until February 9, 2012 and add two additional one-year options to extend the maturity date until a final maturity date of February 9, 2014, provided certain conditions are satisfied and no default or event of default exists at the time each extension is exercised (neither the existing one-year option to extend the maturity date until February 9, 2011 nor the two additional one-year options to extend have a debt-yield requirement);

•	increase the blended rate from London Interbank Offered Rate (“LIBOR”), plus 4.25%, to LIBOR, plus 5.08% (a portion of which is deferred), commencing on February 9, 2011, through the following changes: (i) for the construction component of the mortgage loan, increase the applicable interest rate by 140 basis points to LIBOR, plus 5.65%, commencing on February 9, 2011, (ii) for the senior mezzanine loan, (A) defer a portion of current interest payable through June 2010 and (B) increase the applicable interest rate by 130 basis points to LIBOR, plus 6.5%, commencing on February 9, 2011 (provided that, with respect to (A) and (B), such deferred and/or additional interest, as applicable, will be compounded and shall accrue until either certain cash flow covenants have been met or the maturity date of such loan) and (iii) for each of the junior mezzanine loan and the subordinated junior mezzanine loan, defer a portion of the applicable interest payable until either certain cash flow covenants have been met or the maturity date of such loan (in certain cases);

•	(i) for the mortgage loan, increase the exit fee to 2.5% of the amount of such loan prepaid or repaid, (ii) for the senior mezzanine loan, add an exit fee equal to 1.5% of the amount of such loan prepaid or repaid and (iii) for each of the junior mezzanine loan and the subordinated junior mezzanine loan, add an exit fee equal to 2.0% of the amount of such loan being prepaid or repaid, and in each case provide that such exit fee becomes payable upon repayment in full or prepayment of any portion of the applicable loan;

•	require certain borrowers to fund incremental amounts of approximately $30.0 million into the interest reserve account and approximately $7.0 million into a new working capital account;

•	amend the order of application of any prepayments of loans under the CMBS Facility so that any prepayment is applied, until the applicable loan is paid in full, (i) first to the mortgage loan, (ii) second to the senior mezzanine loan, (iii) third to the junior mezzanine loan and (iv) fourth to the subordinated junior mezzanine loan;

•	remove or modify certain covenants, including, without limitation, covenants related to maintenance of a monthly minimum interest reserve balance, circumstances under which intellectual property may be released and restrictions on permitted capital leases; and

•	revise the applicable loan agreements and the related loan documents to remove or modify any provisions relating to transactions which have already occurred or items that are no longer relevant due to the passage of time.

In connection with the amendments of the loans under the CMBS Facility, and the amendment to Holdings’ land acquisition financing discussed in Item 8.01 below, members of Holdings funded additional amounts required for related interest and working capital reserve accounts. Of such amounts, DLJ and certain of its affiliates collectively made approximately $37.0 million and the Company and Morgans Group LLC collectively made approximately $3.0 million of such fundings. These fundings were made in the form of interest-free loans to Holdings, and will be converted into equity interests in Holdings on terms to be determined at a future date, subject to the satisfaction of various terms and conditions.

On December, 24, 2009, Holdings, certain of its wholly owned subsidiaries and the respective lenders under the CMBS Facility also agreed to amend the CMBS Facility to provide for:

•	a subordinated exit fee under each of the senior mezzanine loan and the junior mezzanine loan, to be paid from equity proceeds from Holdings, if any, received by certain of its members following any refinancing of such applicable loan, sale of the property securing such applicable loan, sale of the applicable borrowers or in certain other circumstances; and

•	transfer of a participation interest in the junior mezzanine loan from the second mezzanine loan lender to affiliates of Holdings, subject to the approval of the mortgage loan lender, the first mezzanine loan lender and the third mezzanine loan lender and certain other conditions.

Holdings is currently working with the lenders under the CMBS Facility on definitive documentation with respect to the provisions described directly above.

In connection with the amendments of the aforementioned loans, Morgans Group LLC and DLJ also modified and ratified their various guaranties in favor of the respective lenders under the CMBS Facility’s mortgage loan, senior mezzanine loan, junior mezzanine loan and subordinated junior mezzanine loan.

Copies of the various material documents entered into in connection with the amendment and restatement of the loans and modifications of the guaranties under the CMBS Facility will be filed as exhibits to the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2009. The foregoing descriptions of the documents in connection with the amendment and restatement of the loans under the CMBS Facility and modifications of the related guaranties are qualified in their entirety by reference to the full text of such documents.

Item 8.01 Other Events.

Amendment to the Land Acquisition Financing

On December 24, 2009, a wholly owned subsidiary of Holdings and the lenders under Holdings’ $50.0 million land acquisition financing (the “Land Acquisition Financing”) agreed to amend the loan agreement governing the Land Acquisition Financing by entering into a Second Amendment to Loan Agreement, dated as of December 24, 2009 (the “Land Loan Amendment”), between HRHH Development Transferee, LLC, as borrower, and Eastern Capital Fund I SPE (Vegas Paradise) LLC, as lender, which loan agreement was previously amended by the First Amendment to Loan Agreement, dated November 10, 2008.

The Land Loan Amendment amended and modified the loan agreement governing the Land Acquisition Financing to, among other things:

•	extend the maturity date from October 9, 2009 to February 9, 2012;

•	add two additional one-year options to further extend the maturity date until a final maturity date of February 9, 2014, provided certain conditions are satisfied and no default or event of default exists at the time each extension is exercised;

•	increase the principal balance of the Land Acquisition Financing by approximately $3.85 million;

•	as previously disclosed in the current report on Form 8-K filed by Holdings on September 10, 2009, provide for a portion of the interest payable on the Land Acquisition Financing to be deferred and paid only upon a refinancing of, or a sale of the property securing, the Land Acquisition Financing out of any proceeds available therefrom in excess of $53.85 million;

•	require delivery to the lender under the Land Acquisition Financing of a deed in lieu of foreclosure agreement that would facilitate the transfer of the property securing the Land Acquisition Financing to such lender upon specified future events of default;

•	waive certain fees related to extending the Land Acquisition Financing and any requirement to purchase a new interest rate cap during the remaining term of the Land Acquisition Financing; and

•	require HRHH Development Transferee, LLC to fund an aggregate incremental amount of approximately $3.0 million into a tax escrow, an insurance escrow and an interest reserve account.

A copy of the Company’s press release announcing the Amendment of the CMBS Facility and the Amendment to the Land Acquisition Financing is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information furnished in Exhibit 99.1 shall not be deemed “filed” with the Securities Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release issued by Morgans Hotel Group Co. dated December 24, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGANS HOTEL GROUP CO.

Date: December 30, 2009

By: /s/ Richard Szymanski

Richard Szymanski
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release issued by Morgans Hotel Group Co. dated December 24, 2009